EXCLUSIVE DISTRIBUTION AGREEMENT

This Exclusive Distribution Agreement ("Agreement"), made and effective on November 27, 2002, by and between MARGRIT ENTERPRISE INTERNATIONAL, INC, a California corporation, having its principal place of business at 1066 Shirley Jean St. Glendale, California 91208 ("MARGRIT"), and ERASKH WINERY LTD. ("Manufacturer"), an Armenian corporation, having its principal place of business at ERASKH VILLAGE, ARARAT DISTRICT, ARMENIA. The parties desire to and hereby do, enter into an exclusive distribution/supplier relationship, the governing terms and mutual promises of which are set out in this Agreement.

1. DISTRIBUTION RIGHTS

1.1 TERRITORY. Manufacturer hereby grants to MARGRIT the exclusive right, on the terms and conditions contained herein, to purchase, inventory, promote and resell "Manufacturer's Products" (as defined below) within the following areas: UNITED STATES OF AMERICA, MEXICO, and CARIBBEAN TERRITORIES (collectively the "Territory").

(a) Manufacturer agrees that MARGRIT holds the exclusive rights to distribute its products in the Territory and will not enter into any other agreements or arrangements that would conflict with the rights of MARGRIT in the Territory without the prior written consent of MARGRIT.

(b) Manufacturer also agrees to give MARGRIT the right of first refusal to any other territories where Manufacturer desires to sell and promote its products that are not listed in this Agreement.

1.2 PRODUCT. Manufacturer agrees to make available and to sell to MARGRIT such Product(s) as MARGRIT shall order from Manufacturer at the prices and subject to the terms set forth in the Agreement. MARGRIT shall not be required to purchase any minimum amount or quantity of the Product.

2. TERMS AND TERMINATION

2.1 TERM. The initial term of this Agreement is five (5) years. Thereafter the Agreement will automatically renew for successive five (5) year terms, unless it is terminated.

2.2 TERMINATION.

(a) Either party may terminate this Agreement, with cause by giving thirty (30) days written notice to the other party.

(b) Either party may immediately terminate this Agreement with written notice if the other party.

(i) Materially breaches any term of this Agreement and such breach continues for thirty (30) business days after written notification thereof; or

(ii) Ceases to conduct business in the normal course, becomes insolvent, makes a general assignment for the benefit of creditors, suffers or permits the appointment of a receiver for its business or assets, or avails itself of or becomes subject to any proceeding, under any Bankruptcy Act or any other federal or state statute relating to insolvency or the protection of rights of creditors, or

(iii) Attempts to assign or otherwise transfer its rights hereunder in violation of the terms and conditions of this Agreement.

2.3 OBLIGATIONS UPON TERMINATION OR FAILURE TO RENEW AGREEMENT

(a) Manufacturer shall pay MARGRIT a royalty on all sales in the Territory as compensation at a rate of ten percent (10%) based on gross sales in U.S. dollars for a period of seven (7) years subsequent to termination or withdrawal.

(b) MARGRIT shall make available upon performance by Manufacturer to the terms in 2.3(a), a list of all vendors to which it distributes the products of manufacturer.

3. MANUFACTURER OBLIGATIONS

3.1 SHIPPING/EXPORT.

(a) Manufacturer shall ship Product(s) pursuant to MARGRIT purchase order(s) ("P.O."). Product(s) shall be shipped F.O.B. designated destination with risk of loss or damage to pass to MARGRIT upon delivery to the destination specified in MARGRIT's P.O.

(b) All sales of Manufacturer's Products to MARGRIT shall be made pursuant to this Agreement at such prices and on such terms as the parties shall establish.

(c) Manufacturer agrees to properly pack all items for shipment. Risk of loss due to damage or destruction of Manufacturer's Products shall be borne by Manufacturer until delivered to destination designated by MARGRIT. The shipper shall be designated by Manufacturer unless MARGRIT requests a reasonable alternative. Except as otherwise expressly agreed by MARGRIT in advance, this Agreement shall control all aspects of the dealings between Manufacturer and MARGRIT with respect to the Manufacturer's Products and any additional or different terms in any order are hereby rejected.

(d) MARGRIT requires concurrent with the execution of this Agreement the following Export Administration Regulations product classification and supporting documentation: Certificate of Origin (General Use and/or NAFTA), Export Commodity

Control Number's; (ECCN'S), General License and/or Individual Validated License information and Schedule "B"/Harmonized Numbers. This applies when distribution rights granted under Section 1.1 are outside the United States for the initial Product(s) and when additions or a change to these Products occurs.

3.2 INVOICING. For each Product shipment to MARGRIT, Manufacturer shall issue to MARGRIT an invoice showing MARGRIT's order number, description, price and any discount. Manufacturer shall provide MARGRIT with a current statement of account, listing all invoices outstanding and any payments made and credits given since the date of the previous statement.

3.3 PRODUCT AVAILABILITY. Manufacturer agrees to use commercially reasonable efforts to maintain sufficient Product inventory to fill MARGRIT's orders. If a shortage of any Product exists, Manufacturer agrees to allocate its available inventory of such Product to MARGRIT in proportion to MARGRIT's percentage of all of Manufacturer's customer orders for such product based on past performance.

3.4 PRODUCT MARKING. Manufacturer will clearly mark each unit of Product with the Product name. Such packaging will also bear a machine-readable bar code identifier scan able in standard Uniform Product Code (UPC) format. The bar code must identify the Product as specified by the Uniform Code Council (UCC). The bar code shall fully comply with all conditions regarding standard product labeling set forth in Exhibit B in the then-current MARGRIT's guide to bar code, the product label.

3.5 NEW PRODUCT(S). Manufacturer shall endeavor to notify MARGRIT at least 30 days before the date any new Product is introduced. Manufacturer shall make such Product available for distribution by MARGRIT no later than the date it is first offered for sale in the marketplace.

4. PAYMENT

4.1 MARGRIT shall pay all charges due hereunder within ninety (90) days after the date of Manufacturer's invoice. Payment shall be made as shown on the invoice.

5. PRICING

5.1 PRICING. See attached pricing addendum.

6. MARKETING

6.1 TRADEMARKS MARGRIT may advertise and promote Manufacturer and it Product(s) and may thereby use Manufacturer's trademarks, service marks and trade names. MARGRIT's use of Manufacturer's trademarks, service marks and trade names shall be performed in accordance with the reasonable use guidelines of Manufacturer.

6.2 ADDITIONAL TRADEMARKS. Manufacturer agrees to repackage any Product(s) in compliance with requests by MARGRIT under this Agreement. All rights to trademarks, service marks and trade names created by and for MARGRIT remain the sole property of MARGRIT.

6.3 ADVERTISING. Manufacturer agrees to cooperate in MARGRIT or its customers' promotion of Product(s) and hereby grants MARGRIT a reasonable cooperative advertising material of Product(s) for such advertising featuring Manufacturer and it Product(s). MARGRIT shall submit advertising to Manufacturer for review where Manufacturer requests one without delay.

6.4 PROMOTIONS. MARGRIT agrees not to engage in the distribution promotion, marketing or sale of any goods or products that compete or conflict with Manufacturer's Product(s).

7. RETURNS

7.1 DEFECTIVE PRODUCT.

(a) MARGRIT may return any Product(s) to Manufacturer that MARGRIT or its customer finds defective.

(b) If any Product(s) is recalled by Manufacturer because of defects, revisions or upgrades, MARGRIT will, at Manufacturer's request, provide reasonable assistance with the recall. Manufacturer will pay MARGRIT reasonable expenses in connection with such recall.

(c) In the event that any of Manufacturer's Products are proved to Manufacturer's satisfaction to have been defective at time of sale to MARGRIT, Manufacturer will make an appropriate adjustment in the original sales price of such product or, at MARGRIT election, replace the defective product, at Manufacturer's sole expense. Manufacturer shall provide to MARGRIT information with respect to Manufacturer's limited warranty extended to the original consumer of Manufacturer's Products.

8. CONFIDENTIAL INFORMATION

8.1 "Confidential Information" shall mean information described herein or information which is designated as Confidential Information by the Party disclosing such information (the "Disclosing Party") (i) in writing, by facsimile or electronic mail, on magnetic media, electronically or by any other medium (collectively "in writing"); provided that such information is labeled as "CONFIDENTIAL INFORMATION" before the information is provided to the other Party (the "Receiving Party"), or (ii) with respect to information disclosed either verbally or in writing, by notifying the Receiving Party, in writing within thirty (30) days of the disclosure, that the information identified in such notice is designated Confidential Information.

8.2 Exclusions. "Confidential Information" shall not include information that (i) is or shall become generally available without fault of the Receiving Party, (ii) is in the Receiving Party's possession prior to its disclosure by the Disclosing Party as shown by written records kept in the ordinary course of business, (iii) is independently developed by the Receiving Party by persons who do not have access to the Confidential Information, or (iv) is rightfully obtained by the Receiving Party from third parties without similarrestrictions.

8.3 Restrictions. The Receiving Party shall not disclose or otherwise transfer Confidential Information of the Disclosing Party to any third party, without first obtaining the Disclosing Party's consent, and shall take all reasonable precautions to prevent inadvertent disclosure of such Confidential Information; provided that this restriction shall not apply to the extent such information is required by be disclosed by law.

8.4 Injunctive Relief; Exclusion of Liability Limitation. The Parties agree that monetary damages shall be an inadequate remedy in the event of a breach by either Party of this Section and that any such breach by a Receiving Party will cause the Disclosing Party great and irreparable injury and damage. Accordingly, a Party shall be entitled, without waiving any additional rights or remedies otherwise available at law or in equity or by statute, to injunctive and other equitable relief without the necessity to post a bond in the event of a breach or intended or threatened breach of this Section.

8.5 Contract Terms; Pricing, Product and Vendor Information. The Parties shall not disclose any of the terms and conditions of this Agreement, MARGRIT's affiliates, customers, vendors to any third party except to potential investors, potential merger partners or acquirers subject to appropriate nondisclosure agreements, or as required by law.

9. INDEMNIFICATION

98.1 Manufacturer agrees to protect MARGRIT and hold MARGRIT harmless from any loss or claim arising out of inherent defects in any of Manufacturer's Products existing at the time such product is sold by Manufacturer to MARGRIT. MARGRIT agrees to give Manufacturer immediate notice of any such loss or claim and cooperates fully with Manufacturer in the handling thereof.

9.2 MARGRIT agrees to protect Manufacturer and hold Manufacturer harmless from any loss or claim arising out of the negligence of MARGRIT, its agents, employees or representatives in the sale of Manufacturer's Products or arising out of any representation or warranty made by it, its agents, employees or representations with respect to Manufacturer's Products that exceeds Manufacturer's limited warranty.

10. GENERAL PROVISIONS

10.1 NOTICES. Any notice which either party may desire to give the other party must be in writing and may be given by (i) personal delivery to an officer of the party, (ii) by mailing the same by registered or certified mail, return receipt requested or by nationally recognized express courier service to the party to whom the party is directed at the address of such party as set forth at the beginning of this Agreement, or such other address as the parties may hereinafter designate, and (iii) by facsimile or telex communication subsequently to be confirmed in writing, pursuant to item (ii) herein.

10.2 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the United Nations Convention on Contracts for the International Sale of Goods.

10.3 COOPERATION. Each party agrees to execute and deliver such further documents and to cooperate as may be necessary to implement and give effect to the provisions contained herein.

10.4 FORCE MAJEURE. Neither party shall be liable to the other for any delay or failure to perform which results from causes outside its reasonable control.

10.5 ATTORNEY'S FEES. In the event there is any dispute concerning the terms of this Agreement or the performance of any party hereto pursuant to the terms of this Agreement, and any party hereto retains counsel for the purpose of enforcing any of the provisions of this Agreement or asserting the terms of this Agreement in defense of any suit filed against said party, each party shall be solely responsible for its own costs and attorney's fees incurred in connection with the dispute irrespective of whether or not a lawsuit is actually commenced or prosecuted to conclusion.

10.6 EXPORT REGULATIONS. MARGRIT agrees by the purchase of Products to conform to, and abide by, the export laws and regulations of the United States, including but not limited to, the Export Administration Act of 1979 as amended and its implementing regulations. MARGRIT shall include a statement in its standard sales terms and conditions that any shipment of Product outside the United States will require a valid export license. MARGRIT further agrees to distribute Product in accordance with the Territory.

11. AGREEMENT

11.1 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.2 SECTION HEADINGS. Section headings in this Agreement are for convenience only, and shall not be used in construing the Agreement.

11.3 SEVERABILITY. If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the

remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.

11.4 NO IMPLIED WAIVERS. If either party fails to require performance of any duty hereunder by the other party, such failure shall not affect its right to require performance of that or any other duty thereafter. The waiver by either party of a breach of any provision of this Agreement shall not be a waiver of the provision itself or a waiver of any breach thereafter, or a waiver of any other provision herein.

11.5 BINDING EFFECT/ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective representatives, successors and permitted assigns. This Agreement shall not be assignable by Manufacturer, without express written consent of MARGRIT, which consent shall not be unreasonable withheld, including to a person or entity in which it has merged or which has otherwise succeeded to all or substantially all of such party's business and assets to which this Agreement pertains and which has assumed in writing or by operation of law its obligations under this Agreement. Any attempted assignment in violation of this provision will be void. Notwithstanding the other provisions of this section, in the event that either party is merged with or consolidated into any other entity, or in the event that substantially all of the assets of either party are sold or otherwise transferred to any other entity, the provisions of this agreement will be binding upon, and inure to the benefit of, such other entity.

11.6 ENTIRETY. This Agreement constitutes the entire agreement between the parties regarding its subject matter. This Agreement supersedes any and all previous proposals, representations or statements, oral or written. Any previous agreements between the parties pertaining to the subject matter of this Agreement are expressly terminated. The terms and conditions of each party's purchase orders, invoices, acknowledgments/confirmations or similar documents shall not apply to any order under this Agreement, and any such terms and conditions on any such document are objected to without need of further notice or objection. Any modifications to this Agreement must be in writing and signed by authorized representatives of both parties.

11.7 AUTHORIZED REPRESENTATIVES. Either party's authorized representative for execution of this Agreement or any amendment hereto shall be chief executive officer, president, a partner, or a duly authorized vice president of their respective party. The parties executing this Agreement warrant that they have the requisite authority to do so.

11.8 INDEPENDENT CONTRACTORS. The Parties have entered into this Agreement solely as independent contractors. Nothing in this Agreement will be construed as creating an agency relationship, partnership, joint venture, or any similar relationship between the Parties nor shall it be construed as giving to either Party hereto at any time the right, power, or authority to act on behalf of, to impose any obligation on, or to represent the other, except as may otherwise be expressly set forth herein.

[SIGNATURE PAGE OF EXCLUSIVE DISTRIBUTION AGREEMENT]

IN WITNESS WHEREOF, the parties hereunto have executed this Agreement.

MARGRIT ENTERPRISE INTERNATIONAL, INC

By: Margrit Ey[signature]
Name: MARGRIT EYRAUD
Its: C.E.O.

ERASKH WINERY LTD.

By: [signature]
Name: KARMIK TEVONTYAN
Its: DIRECTOR